UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 24, 2024, the board of directors (the “Board”) of Apogee Therapeutics, Inc. (the “Company”) elected Lisa L. Bollinger, M.D. to serve as a Class II director of the Company, to hold office until the Company’s 2025 Annual Meeting of Stockholders and until her successor is duly elected and qualified, effective May 28, 2024. The Board also appointed Dr. Bollinger to serve as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Bollinger, age 60, is a pediatric trained physician with over 30 years of experience in drug development, including senior level positions at the U.S. Food and Drug Administration and multinational biotechnology and pharmaceutical companies in both regulatory affairs and pharmacovigilance. She most recently served as the Vice President, Regulatory Affairs, Global Regulatory Affairs and Clinical Safety of Merck & Co., Inc. (NYSE: MRK), a multinational biopharmaceutical company, from March 2021 to May 2024. Before joining Merck, Dr. Bollinger held various positions of increasing responsibility at Amgen Inc. (Nasdaq: AMGN), a multinational biotechnology company, from September 2012 to March 2021, most recently serving as its Vice President of Global Patient Safety & Pediatrics, and Labeling Global Regulatory Affairs & Safety, Research and Development, from September 2018 to March 2021. Prior to Amgen, Dr. Bollinger held various positions of increasing responsibility at the U.S. Food and Drug Administration from September 1998 to July 2012, most recently serving as Associate Director, Office of New Drugs, Center for Drug Evaluation and Research. Dr. Bollinger received a B.S. in Physiology from the University of California, Davis, an M.D. from Uniformed Services University of the Health Sciences F. Edward Hebert School of Medicine and completed her residency in pediatrics at the University of California Davis Medical Center.

In connection with her appointment to the Board, Dr. Bollinger is expected to enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission (“SEC”) on July 3, 2023. Dr. Bollinger will be eligible to receive cash and equity compensation in accordance the Company’s director compensation policy as generally described under the “Director Compensation—Director Compensation Policy” section in the Company’s definitive proxy statement filed with the SEC on April 24, 2024.

There are no arrangements or understandings between Dr. Bollinger and any other person pursuant to which she was selected as a director of the Company. There are no family relationships between Dr. Bollinger and any of the executive officers or directors of the Company. There is no information that is required to be disclosed with respect to Dr. Bollinger pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing Dr. Bollinger’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: May 28, 2024	By:	/s/ Michael Henderson, M.D.
	Name:	Michael Henderson, M.D.
	Title:	Chief Executive Officer